UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☑	Definitive information statement.

CLEARWATER INVESTMENT TRUST
(Name of Registrant as Specified in Its Charter)

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Exchange Act Rules 14c-5(g) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Clearwater Investment Trust

30 East 7th Street

St. Paul, Minnesota 55101-4930

December 5, 2019

Dear Shareholder,

In a supplement to the prospectus of the Clearwater International Fund (the “Fund”) dated October 1, 2019, and sent to you shortly thereafter, the Clearwater Investment Trust described the termination of one subadviser and the hiring of a new subadviser to the Fund. The termination of Templeton Investment Counsel, LLC (“Templeton”) and the hiring of LSV Asset Management (“LSV”) were approved by the Clearwater Investment Trust Board of Trustees on September 12, 2019.

We are now providing to you what is commonly referred to as an “Information Statement,” which provides you with additional information regarding LSV, as well as the factors considered by the Board of Trustees in approving the subadvisory agreement with the firm.

This Information Statement does not require any action by you as a shareholder, but I encourage you to read this material and inform your Client Advisor or Financial Manager at Fiduciary Counseling, Inc. if you have any questions.

Sincerely,

Justin H. Weyerhaeuser
President and Treasurer
Clearwater Investment Trust

Clearwater Investment Trust
Clearwater International Fund
December 5, 2019
Information Statement Regarding New Investment Subadvisory Agreement with
LSV Asset Management, and
Termination of Investment Subadvisory Agreement with Templeton Investment Counsel, LLC

This Information Statement is being furnished on behalf of the Board of Trustees (the “Trustees”) of the Clearwater Investment Trust (the “Trust”) to inform shareholders of the Clearwater International Fund (the “Fund”) as to the hiring of a new subadviser of the Fund and the termination of a subadvisory agreement with a previous subadviser. In connection with the hiring of the new subadviser, the Trustees approved a new subadvisory agreement among the Trust, Clearwater Management Co., Inc. (“CMC”), and LSV Asset Management (“LSV”) (the “LSV Agreement”). The hiring of LSV was approved by the Trustees upon the recommendation of CMC, which serves as investment adviser to the Fund. In connection with the termination of the previous subadviser, the Trustees approved the termination of the subadvisory agreement among the Trust, CMC and Templeton Investment Counsel, LLC (“Templeton”) (the “Terminated Subadvisory Agreement”). The termination of Templeton was approved by the Trustees upon the recommendation of CMC. The Trustees also approved an amended and restated subadvisory agreement with WCM Investment Management, LLC (“WCM”), which will now manage an additional allocation of the Fund’s assets in a separate strategy from its existing allocation. The hiring and termination of these subadvisers by the Trustees was done without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “Commission”) granted to the Trust and CMC on November 14, 2001 (the “Exemptive Order”).

This Information Statement is being mailed on or about December 5, 2019, to shareholders of record of the Fund as of December 4, 2019. This Information Statement requires NO ACTION from you as a shareholder.

INTRODUCTION

CMC is the investment adviser to the series of the Trust, including the Fund. CMC and the Fund’s Trustees have delegated responsibility for managing the assets in the Fund’s investment portfolio to certain subadvisers. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that shareholders of a mutual fund approve investment advisory or subadvisory agreements to the mutual fund. However, the Exemptive Order permits the Trust and CMC, subject to certain conditions, and subject to approval by the Trustees, to hire unaffiliated subadvisers without shareholder approval. Therefore, CMC and the Trust may hire or replace subadvisers to the Fund that are unaffiliated with the Trust or CMC without shareholder approval. CMC and the Trust may also materially amend subadvisory agreements without obtaining shareholder approval.

Consistent with the Exemptive Order, at a meeting held on September 12, 2019, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust or of CMC, as defined under the 1940 Act (collectively, the “Independent Trustees”), approved the LSV Agreement. As discussed later in this Information Statement, the Trustees carefully considered the subadvisory arrangement and concluded that the approval of the agreement was in the best interests of the Fund and its shareholders. Additionally, at the same meeting, the Trustees, including a majority of the Independent Trustees, approved the termination of the Terminated Subadvisory Agreement.

As a condition to relying on the Exemptive Order, the Trust and CMC are required to furnish the Fund’s shareholders with information about LSV within ninety days from the date on which it was hired. This Information Statement is intended to provide such information, as well as additional details of the LSV Agreement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ADVISER

CMC is a privately-owned corporation organized under the laws of the State of Minnesota, and is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). CMC serves as the Fund’s investment adviser pursuant to the management contract between the Fund and CMC, dated January 24, 2009 and as amended time to time. CMC has been in the investment management business since 1987. CMC’s address is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101. Pursuant to the Exemptive Order, subject to the approval of the Trustees, CMC may select subadvisers to serve as portfolio managers of the funds it manages or materially modify an existing subadvisory agreement without obtaining shareholder approval of a new or amended subadvisory agreement. CMC has ultimate responsibility to oversee and to recommend the hiring, termination and replacement of any subadviser. As a result, CMC selects and supervises subadvisers for the Fund and administers the Fund’s business operations. Under its management contract with the Fund, CMC is also responsible for paying directly all expenses of the Fund other than commissions and other charges related to the purchase and sale of portfolio securities and other assets, taxes, interest and extraordinary expenses, including without limitation litigation expenses. Pursuant to the management contract, the Trust compensates CMC for these services to the Fund by paying CMC an annual advisory fee of 1.00% of the average daily net assets under management. As of the date of this Information Statement, CMC is voluntarily waiving a portion of its annual advisory fee, and is being compensated at the rate of 0.68% of the average daily net assets under management.

William Driscoll is CMC’s Chairman, President and Treasurer and also serves as a director of CMC. Courtland B. Cunningham is CMC’s Vice President and Secretary and also serves as a director of CMC. The other directors of CMC are: Elizabeth D. Hlavka, Samuel B. Carr, Jr., Catherine L. Weyerhaeuser, Frank W. Piasecki, Daniel C. Titcomb, Vivian W. Day, Michael J. Slocum, Richard W. Middleton, and Gregory W. Piasecki (non-voting). Stephen G. Simon is Chief Compliance Officer of CMC. The address of each director and officer is 30 East 7th Street, Suite 2000, St. Paul, Minnesota 55101.

LSV

LSV is an investment adviser registered under the Advisers Act. LSV was organized in 1994. LSV’s principal office is located at 155 North Wacker Drive, Suite 4600, Chicago, IL 60606. LSV is a Delaware general partnership between its management team and current and retired employee partners (61%) and SEI Funds, Inc. (39%), a wholly-owned subsidiary of SEI Investments.

LSV was approved by the Trustees to serve as a subadviser to the Fund at a meeting of the Trustees held on September 12. 2019. LSV is not affiliated with CMC or the Trust. LSV will perform its duties and provide services subject to the oversight and supervision of CMC.

Fees payable to LSV under the Investment Subadvisory Agreement dated as of September 12, 2019, among the Trust, CMC and LSV (the “LSV Agreement”) are calculated and accrued daily upon the average daily net assets of the Fund under LSV’s management and are paid quarterly by CMC. LSV is compensated out of the fees CMC receives from the Fund. CMC will pay the following fee based on the Fund’s average daily net assets under LSV’s management: 0.95% on the first $25 million, 0.85% on the next $25 million and 0.75% over $50 million.

LSV provides similar advisory services to other registered investment companies as described in the table below.

Name of Fund	Approximate Fund Assets Attributable to LSV as of August 31, 2019	Advisory Fee (annually, as % of daily net assets)	Waiver of Advisory Fee
Cornerstone Advisors Global Public Equity Fund	$16.7 million	1.00% on the first $25 million, 0.90% on the next $25 million and 0.80% over $50 million	N/A

The names and principal occupations of the principal executive officers of LSV are listed below. The address of each principal executive officer is 155 North Wacker Drive, Suite 4600, Chicago, IL 60606.

Name	Title

Josef Lakonishok	Founding Partner, Chief Executive Officer, Chief Investment Officer and Portfolio Manager

Kevin Phelan	Partner and Chief Operating Officer

Josh O’Donnell	Partner, Chief Compliance Officer and Chief Legal Officer

APPOINTMENT OF LSV AS SUBADVISER TO THE FUND

At the meeting on September 12, 2019, the Trustees approved the appointment of LSV as subadviser to the Fund. Parametric Portfolio Associates LLC, Artisan Partners Limited Partnership and WCM will continue to serve as subadvisers to the Fund. As noted above, the Trustees also approved an amended and restated subadvisory agreement with WCM, which will now manage an additional allocation of the Fund’s assets in a separate strategy from its existing allocation.

COMPARISON OF THE SUBADVISORY AGREEMENTS

The LSV Agreement was approved by the Trustees on September 12, 2019. The LSV Agreement has an initial term of two years from the effective date. Thereafter, continuance of the LSV Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Trustees, as well as the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval. The Terminated Subadvisory Agreement contained the same provision.

The LSV Agreement may be terminated by: (i) CMC at any time without penalty, upon 60 days’ written notice to LSV and the Trust; (ii) the Trust at any time without penalty, upon the vote of a majority of the Trustees or a majority of the outstanding voting securities of the Fund, upon 60 days’ written notice to CMC and LSV; or (iii) by LSV at any time without penalty, upon 60 days’ written notice to CMC and the Trust. The Terminated Subadvisory Agreement contained the same provisions. Each of the LSV Agreement and the Terminated Subadvisory Agreement provides for automatic termination in the event of its assignment or if the management contract between the Trust and CMC terminates.

Under the terms of the LSV Agreement, LSV furnishes a continuous investment program for the assets of the Fund allocated to LSV, subject to: (i) the supervision of the Trustees and CMC; and (ii) the investment objective, policies and restrictions, as stated in the Fund’s registration statement filed with the Commission. The Terminated Subadvisory Agreement contained similar provisions.

The LSV Agreement provides that LSV will assist the custodian and portfolio accounting agent for the Trust in determining or confirming the value of any portfolio securities or other assets of the Trust allocated to LSV for which the custodian and portfolio accounting agent seek assistance from, or identify for review by, LSV. The Terminated Subadvisory Agreement contained a similar provision, but also explicitly provided that, notwithstanding the foregoing, CMC shall have responsibility for the valuation of portfolio securities or assets of the Fund.

The LSV Agreement allows LSV to employ or associate itself with any such entities or persons as LSV believes necessary to assist it in carrying out its obligations, but prohibits LSV from retaining as a subadviser any company that would be an “investment adviser” as that term is defined in the 1940 Act unless the contract with such subadviser is approved by a majority of both the Trustees and the Independent Trustees and is also approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act. The Terminated Subadvisory Agreement contained the same provision. The Terminated Subadvisory Agreement similarly required Templeton to seek best execution, but referenced factors Templeton determined to be relevant more generally.

The LSV Agreement requires that in effecting a security or other transaction, LSV will seek to obtain the best execution for the Fund, taking into account the factors specified in LSV’s Best Execution Policy.

Further, the LSV Agreement provides that consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, and the rules and interpretations of the SEC thereunder, LSV shall not be deemed to have acted unlawfully or to have breached any duty created by the LSV Agreement or otherwise solely by reason of its having caused the Fund to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if LSV or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or LSV’s or its affiliate’s overall responsibilities with respect to the Fund and to their other clients as to which they exercise investment discretion. The Terminated Subadvisory Agreement contained a similar provision.

As compensation for the services performed by LSV, CMC shall pay LSV, out of the advisory fee it receives with respect to the Fund, a fee on a quarterly basis. The Terminated Subadvisory Agreement contained the same provision (although the fee rate differed). The LSV Agreement includes a provision whereby LSV represents that the fee rate is equal to or lower than the lowest fee rate contracted by LSV with respect to United States registered investment company sub-advisory relationships of the same or greater size that are managed pursuant to LSV’s international small cap strategy. In addition, the provision states that if LSV in the future agrees to provide sub-advisory services to a United States registered investment company account that (i) is managed pursuant to LSV’s international small cap strategy, and (ii) is subject to a fee schedule that provides compensation to LSV based on assets with a dollar value equal to or less than the dollar value of its portion of the Fund, at a rate that is lower than the fee rate applicable to the Fund, LSV shall promptly notify CMC and offer to manage its portion of the Fund at such lower fee rate. The LSV Agreement provides that the foregoing does not apply to United States registered investment company subadvisory relationships with a common or affiliated manager for whom LSV manages more assets on an aggregate basis than the portion of Fund assets managed by LSV. The Terminated Subadvisory Agreement contained a similar provision.

A description of the subadvisory fees to be paid by CMC to LSV is included in the summary discussion of LSV above. Under the Terminated Subadvisory Agreement, CMC paid Templeton 0.95% on the first $25 million, 0.85% on the next $25 million, 0.75% on the next $50 million, 0.65% on the next $150 million, 0.55% on the next $250 million and 0.50% over $500 million of the Fund’s average daily net assets under Templeton’s management.

The LSV Agreement states that LSV shall exercise its best judgment in rendering the services thereunder and, except as may be required by the 1940 Act or the rules thereunder or other applicable law, LSV shall not be liable for, or subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the LSV Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of LSV’s duties, or by reckless disregard of LSV’s obligations and duties under, the LSV Agreement. The Terminated Subadvisory Agreement contained a similar provision.

Pursuant to the LSV Agreement, CMC agrees to indemnify and hold harmless LSV, any affiliated person of LSV and each person who controls LSV against any and all losses, claims, damages, liabilities or litigation which may be based upon: (i) CMC’s willful misfeasance, bad faith or gross negligence in the performance of CMC’s duties, or reckless disregard of its obligations and duties, under the LSV Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, CMC; or (ii) any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, CMC that is contained in the Fund’s registration statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to CMC and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished in writing to CMC, the Trust or to any affiliated person of CMC by an indemnified person of LSV. The LSV Agreement also states that LSV agrees to indemnify and hold harmless CMC, the Trust, any affiliated person of CMC or the Trust and each person who controls CMC or the Trust against any and all losses, claims, damages, liabilities or litigation which may be based upon: (i) LSV’s willful misfeasance, bad faith or gross negligence in the performance of LSV’s duties, or reckless disregard of its obligations and duties, under the LSV Agreement, or by any of its employees or representatives or any affiliate of, or any person acting on behalf of, LSV; (ii) coordinate efforts with CMC so as to permit the Fund to qualify or continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code (the “Code”); or (iii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to LSV and was required to be stated therein or necessary to make the statements therein not misleading, where such statement or omission was made in reliance upon information furnished in writing to CMC, the Trust, or an affiliate of CMC or the Trust by LSV or any affiliated person of LSV. Pursuant to the LSV Agreement, neither CMC nor LSV is responsible for indemnification where the indemnified party’s liability stems from such party’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties, under the LSV Agreement. The Terminated Subadvisory Agreement contained similar provisions, with certain differences, including that Templeton’s indemnification obligation did not extend to the Trust.

The LSV Agreement provides that LSV will pay all expenses incurred by it and its staff for their activities in connection with its portfolio management duties under the LSV Agreement, and further lists the expenses of the Trust’s operations for which CMC and the Trust are responsible. The Terminated Subadvisory Agreement contained similar provisions.

The LSV Agreement provides that the records maintained by LSV for the Fund are the property of the Trust. LSV agrees to surrender promptly to the Trust any of such records upon the Trust’s or CMC’s request. The LSV Agreement also requires the subadviser to maintain records in accordance with Rule 31a-1 under the 1940 Act and Rule 204-2 under the Advisers Act for the period specified in Rule 31a-2 under the 1940 Act and Rule 204-2 under the Advisers Act, respectively. The Terminated Subadvisory Agreement contained similar provisions.

The LSV Agreement provides that LSV will, absent contrary instructions received in writing from the Trust, vote all proxies solicited by or with respect to the issuers of securities held by the Fund in accordance with LSV’s Proxy Voting Policy and applicable fiduciary obligations. The Terminated Subadvisory Agreement contained a similar provision.

The LSV Agreement requires that LSV to assist CMC and the Trust in complying with the Trust’s obligations under Rule 38a-1 of the 1940 Act. As part of this requirement, LSV is responsible for providing such information about LSV’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act to the Trust’s chief compliance officer, as well as reports on any material changes to, or material deficiencies in, that compliance program. LSV is further required to notify CMC in the event of certain actions by the Commission (or the commencement of proceedings that are likely to result in such actions), which limit LSV’s activities, functions or operations, including censuring or revoking the registration of LSV as an investment adviser, or when LSV reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. Similarly, CMC is required to notify LSV in the event of certain actions by the Commission (or the commencement of proceedings that may result in such actions), including censuring CMC or the Trust, placing limitations upon either of their activities, functions or operations, or revoking the registration of CMC as an investment adviser, or when CMC reasonably believes that the Fund may no longer qualify as a regulated investment company under Subchapter M of the Code. The Terminated Subadvisory Agreement contained similar provisions.

The LSV Agreement, unlike the Terminated Subadvisory Agreement, does not contain a provision specifically governing foreign exchange transactions.

CMC’S RECOMMENDATION AND THE TRUSTEES’ DECISION REGARDING LSV

CMC recommended to the Trustees that they approve the LSV Agreement with respect to the Fund. CMC made the recommendation based upon, among other factors: the qualifications and performance of LSV’s investment team, LSV’s research and investment process and the belief that its investment strategies will complement the strategies of the Fund’s other subadvisers.

During a meeting held in September 2019, the Trustees met with representatives of LSV and received a presentation discussing LSV’s investment philosophy and process, past performance, subadvisory experience, investment team and organizational structure. In advance of the meeting on September 12, 2019, the Trustees received written information that included: information as to the proposed allocation of assets among the Fund’s subadvisers, and a summary of information about LSV, including its investment professionals, process, philosophy, portfolio construction, past performance and proposed subadvisory fees. In addition, at the meeting on September 12, 2019, the Trustees received information from the Trust’s Chief Compliance Officer as to his review of LSV’s Code of Ethics, Form ADV and compliance program. At this meeting, counsel to the Fund and Trustees reviewed with the Trustees the various factors relevant to their consideration of the LSV Agreement and the Trustees’ responsibilities related to their review. The Trustees reviewed and analyzed the factors that the Trustees deemed relevant with respect to LSV. These factors included the nature, extent, and quality of the services to be provided to the Fund by LSV; LSV’s investment process; LSV’s historical performance record for its international small cap value strategy; the qualifications and experience of the investment professionals who would be responsible for the management of their allocation of the Fund’s assets; and LSV’s overall resources. The following is a description of certain of the factors relevant to the Trustees’ decision to approve the LSV Agreement.

Nature, Extent, and Quality of Services: The Trustees considered the specific investment processes LSV would use in managing its allocation of the Fund’s assets. The Trustees looked at the qualifications of LSV’s investment team who would be responsible for managing its allocation of the Fund’s assets. The Trustees concluded that the nature, extent, and quality of the subadvisory services expected to be provided by LSV were appropriate for the Fund.

Investment Performance: The Trustees discussed the performance record for the strategy LSV would use in managing its allocation of the Fund’s assets as compared to its strategy benchmark. The Trustees noted that the strategy’s performance compared favorably to its strategy benchmark for the period since its inception in 2002. The Trustees concluded that this data supported the decision to approve the LSV Agreement.

Subadvisory Fee: The Trustees evaluated the proposed subadvisory fee schedule, which was negotiated at arm’s length by CMC. The Trustees noted that the fee schedule was competitive with the Templeton fee schedule based on the expected allocation to LSV. The Trustees also noted that CMC, not the Fund, would pay the subadvisory fee to LSV. The Trustees concluded that the proposed subadvisory fee schedule was reasonable given the nature, extent and quality of the subadvisory services to be performed by LSV.

Benefits to the Subadviser: The Trustees considered the ancillary benefits that could accrue to LSV due to its relationship with the Fund and noted that the relationship would be limited to the provision of subadvisory services. The Trustees concluded that no significant ancillary benefits would result from the LSV Agreement.

Profitability: The Trustees considered that LSV is an independent firm and that the subadvisory fee to be charged is the result of arm’s length bargaining between LSV and CMC.

Economies of Scale: The Trustees noted that CMC, not the Fund, would pay the subadvisory fee to LSV and that the Trustees consider on an annual basis whether economies of scale might be realized by CMC as the Fund’s assets grow and whether there also might be benefits from such growth for the Fund’s shareholders.

Other Considerations: The Trustees considered CMC’s judgment and recommendation that adding LSV as a subadviser would add value to the Fund’s shareholders and would be complementary to the Fund’s other subadvisers.

Conclusion: After full consideration of the factors described above along with other information, with no single factor identified as being of paramount importance, the Trustees, including a majority of Independent Trustees, concluded that the approval of the LSV Agreement was in the best interests of the Fund and its shareholders and approved the LSV Agreement, with the proposed fee to be paid by CMC out of its management fee.

GENERAL INFORMATION

Fund Custodian and Accounting Services Agent: The Fund’s Custodian and Accounting Services Agent is The Northern Trust Company, which is located at 50 South LaSalle Street, Chicago, Illinois 60603. The Trust, on behalf of the Fund, entered into a Custody Agreement and a Fund Administration and Accounting Services Agreement, each dated as of December 3, 2010 and amended April 27, 2012, pursuant to which The Northern Trust Company provides various services for the Fund, including custody, accounting, maintenance of certain Fund records, and calculation of the Fund’s net asset value.

Principal Underwriting Arrangements: The Fund does not have a Principal Underwriter.

Affiliated Brokerage Transactions: For the fiscal year ended December 31, 2018, the Fund did not pay any commission to any affiliated brokers.

Record or Beneficial Ownership: As of September 30, 2019, the fund had 37,175,835.68 total shares outstanding and no persons or entities owned 5% or more of the outstanding shares of the Fund.

As of September 30, 2019, the executive officers and Trustees of the Trust owned the following outstanding shares of the Fund:

Name of Beneficial Owner	Title of Class*	Amount and nature of beneficial ownership	Percent of Class*
Sara G. Dent 30 E. 7th Street St. Paul, MN 55101	N/A	18,880.671 (sole voting and investment control) 100,814.439 (as beneficiary of trust(s))	**
James E. Johnson 30 E. 7th Street St. Paul, MN 55101	N/A	12,335.930 (sole voting and investment control)	**
Charles W. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	64,443.229 (sole voting and investment control) 127,729.455 (as beneficiary of trust(s))	**
Laura E. Rasmussen 30 E. 7th Street St. Paul, MN 55101	N/A	49,124.139 (sole voting and investment control)	**
E. Rodman Titcomb, Jr. 30 E. 7th Street St. Paul, MN 55101	N/A	24,318.357 (sole voting and investment control)	**
Lindsay R. Schack 30 E. 7th Street St. Paul, MN 55101	N/A	2,128.219 (sole voting and investment control)	**
David M. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	44,553.217 (sole voting and investment control) 83,647.104 (as beneficiary of trust(s))	**
Justin H. Weyerhaeuser 30 E. 7th Street St. Paul, MN 55101	N/A	13,732.310 (sole voting and investment control) 154,999.238 (as beneficiary of trust(s))	**
All executive officers and Trustees as a group	N/A	696,706.307	1.87%

*The Fund does not offer separate classes of shares. The percentage provided represents the percentage of ownership of the total outstanding shares of the Fund.

**The beneficial owner owned less than 1% of the total outstanding shares of the Fund.

HOUSEHOLDING

Only one copy of this Information Statement may be sent to households, even if more than one person in a household is a Fund shareholder of record, unless the Trust has received instructions to the contrary. If you need additional copies of this Information Statement, please contact the Trust toll-free at (855) 684-9144 or write the Trust at P.O. Box 4766, Chicago, IL 60680-4766. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would prefer to receive just one copy for the household, contact the Trust toll-free at (855) 684-9144 or write the Trust at P.O. Box 4766, Chicago, IL 60680-4766.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Trust’s most recent semi-annual report dated June 30, 2019, and may be obtained by contacting the Trust toll-free at the phone number or address provided below. Shareholders may also obtain a copy of the Trust’s most recent annual report dated December 31, 2018 without charge, by contacting the Trust toll-free at (855) 684-9144 or writing the Trust at P.O. Box 4766, Chicago, IL 60680-4766.